As filed with the Securities and Exchange Commission on November 9, 2023

Registration Statement No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FENNEC PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Rostislav Raykov
Chief Executive Officer
Fennec Pharmaceuticals Inc.
PO Box 13628, 68 TW Alexander Drive	PO Box 13628, 68 TW Alexander Drive
Research Triangle Park, NC 27709	Research Triangle Park, NC 27709
(919) 636-4530	(919) 636-4530
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Garett Sleichter, Esq.	Randy Taylor, Esq.
Rutan & Tucker, LLP	LaBarge Weinstein LLP
611 Anton Boulevard, 14th Floor	515 Legget Drive, Suite 800
Costa Mesa, CA 92626	Ottawa, ON K2K 3G4
Phone (714) 641-5100	Phone (613) 599-9600
Fax (714) 546-9035	Fax (613) 599-0018

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale of such indeterminate number of the Registrant’s common shares having an aggregate initial offering price not to exceed $90,000,000; and

•	an at the market offering agreement prospectus covering the offering, issuance and sale of up to $25,000,000 of shares of the Registrant’s common shares that may be issued and sold under the at the market offering agreement, dated October 30, 2020, between the Registrant and H.C. Wainwright & Co., LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any common shares to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The at the market offering agreement prospectus immediately follows the base prospectus. The common shares that may be offered, issued and sold under the at the market offering agreement prospectus is included in the $90,000,000 of common shares that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the at the market offering agreement, any portion of the $25,000,000 included in the at the market offering agreement prospectus that is not sold pursuant to the at the market offering agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2023

$90,000,000
Common Shares

Fennec Pharmaceuticals Inc. may offer from time to time up to an aggregate of $90,000,000 of common shares in one or more offerings.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in a supplement to this prospectus.

Our common shares are listed on The Nasdaq Capital Market (“NASDAQ”) under the symbol “FENC” and on the Toronto Stock Exchange (“TSX”) under the symbol “FRX.”. The last reported sale price of our common shares on NASDAQ on November 6, 2023, was $7.96 per share.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2023

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents. You should read all information supplementing this prospectus.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may offer from time to time up to an aggregate of $90,000,000 of common shares in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. For the securities being sold, the prospectus supplement will include the names of the underwriters, dealers or agents, if any, their compensation, the terms of the offering, and the net proceeds to the Company. The prospectus supplement may also contain additional information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Unless the context suggests otherwise, references in this prospectus to “Fennec Pharmaceuticals,” the “Company,” “we,” “us” and “our” refer to Fennec Pharmaceuticals Inc. and its consolidated subsidiaries.

(i)

FORWARD LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may concern possible or anticipated future results of operations or business developments. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential, regulatory environment, sales and marketing strategies, capital resources, operating performance, or sales of common shares pursuant to this offering. Forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding the use of our existing capital resources and any proceeds we may receive from the sale of common shares offered under this prospectus;
•	our efforts to pursue collaborations with other companies and third parties;
•	our ability to maintain regulatory approval of our sole product, PEDMARK® (known as PEDMARQSITM in the European Union);
•	the benefits of the use of PEDMARK®;
•	our ability to successfully commercialize PEDMARK®;
•	the rate and degree of market acceptance of PEDMARK®;
•	our ability to maintain, or recognize the anticipated benefits of, orphan drug designation for PEDMARK®;
•	our ability to protect our intellectual property;
•	our corporate and development strategies;
•	our expected results of operations;
•	our anticipated levels of expenditures;
•	the nature and scope of potential markets for PEDMARK®; and
•	our ability to attract and retain key employees.

The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and we assume no responsibility to update any forward-looking statements except as required by law. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under the “Risk Factors” section of this prospectus and any accompanying prospectus supplement and under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus.

FENNEC PHARMACEUTICALS INC.

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information”. Unless otherwise noted, the terms “Fennec Pharmaceuticals”, “the Company,” “we,” “us,” and “our” refer to Fennec Pharmaceuticals Inc. and its wholly-owned subsidiaries.

We are a corporation existing under the laws of British Columbia. We are a commercial-stage biopharmaceutical company focused on our only product, PEDMARK®. On September 20, 2022, we received approval from the U.S. Food and Drug Administration (“FDA”) for PEDMARK® (sodium thiosulfate injection) to reduce the risk of ototoxicity associated with cisplatin in pediatric patients one month of age and older with localized, non-metastatic solid tumors. This approval makes PEDMARK®  the first and only treatment approved by the FDA in this area of unmet medical need. On October 17, 2022, we announced commercial availability of PEDMARK®  in the U.S. In addition, in January 2023, PEDMARK was included in the National Comprehensive Cancer Network (NCCN) clinical practice guidelines for Adolescent and Young Adult (AYA) Oncology with a category 2A recommendation.

In June 2023, we received European Commission Marketing Authorization for PEDMARQSITM (known as PEDMARK® in the U.S.). Further, the decision included the receipt of a Pediatric Use Marketing Authorization (“PUMA”) in the European Union (“EU”) with up to 10 years of data and market protection. We are currently preparing for an EU launch of PEDMARQSITM in 2024.

In the U.S., we sell PEDMARK® through an experienced field force including Regional Pediatric Oncology Specialists and medical science liaisons who are helping to educate the medical communities and patients about cisplatin induced ototoxicity and our programs supporting patient access to PEDMARK®. Now that we have obtained applicable regulatory approval to sell PEDMARK® in the U. S. and authorization from the European Commission Marketing Authorization for PEDMARQSITM in the EU, we recognize there may still be a need to establish collaborations that provide us with up-front payments, licensing fees, milestone payments, royalties, or other revenue.

During the three and nine months ended September 30, 2023, we incurred a loss from operations of $1.0 million and $11.0 million, respectively. At September 30, 2023, we had an accumulated deficit of $216.6 million and had experienced negative cash flows from operating activities during the nine months ended September 30, 2023 in the amount of $12.3 million.

Our principal executive offices are located at PO BOX 13628, 68 TW Alexander Drive, Research Triangle Park, NC 27709. Our telephone number is (919) 636-4530. Our website is www.fennecpharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is only part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document.

We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be accessed electronically by means of the SEC’s home page on the internet (www.sec.gov).

We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports available through our website, free of charge, as soon as reasonably practicable after we file such material with, or furnish it to the SEC. Our website address is www.fennecpharma.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and until the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC on March 29, 2023);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 (filed with the SEC on May 12, 2023), June 30, 2023 (filed with the SEC on August 7, 2023), and September 30, 2023 (filed with the SEC on November 9, 2023);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023;

•	our Current Reports on Form 8-K filed with the SEC on June 13, 2023, August 4, 2023, and August 7, 2023; and

•	the description of our common shares set forth in our registration statement on Form 8-A filed with the SEC on September 11, 2017, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Fennec Pharmaceuticals Inc., PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, North Carolina 27709. You may also contact the Corporate Secretary at (919) 636-4530.

RISK FACTORS

Investing in our common shares involves risks. In deciding whether to invest in our common shares, you should carefully consider the risk factors included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2022, as well as any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. The risks and uncertainties described in our filings with the SEC are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common shares and your investment could decline. See “Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from this offering for the continuation of commercialization efforts of PEDMARK® in the United States, preparation for commercialization of PEDMARK® outside of the United States, and general corporate purposes. We have not allocated the proceeds to these purposes as of the date of this prospectus. Allocation of the proceeds of a particular series of securities, or the principal reasons for the offering, if no allocation has been made, will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which may be further amended from time to time and both of which are incorporated herein by reference.

General

As of November 6, 2023, our authorized capital stock consists of an unlimited number of common shares, no par value per share, of which 26,709,469 common shares were issued and outstanding as of that date.

Common Shares

Pursuant to our Notice of Articles and Articles, as amended, we are authorized to issue an unlimited number of common shares, no par value. Each holder of a Share is entitled to one vote for each common share held on all matters submitted to a vote of shareholders. We have not provided for cumulative voting for the election of directors in our Notice of Articles or Articles, as amended. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The holders of outstanding our common shares are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Holders of common shares have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common shares are entitled to share in all assets remaining after payment of all liabilities. The rights of the holders of our common shares are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future. Each outstanding common share is, and all common shares to be issued in this offering, when they are paid for, will be fully paid and non-assessable.

Computershare is the transfer agent for our common shares.

Our common shares are listed on the NASDAQ Capital Market under the symbol “FENC”.

Exchange Controls, Restrictions on Voting or Ownership

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to a non-resident holder of our common shares, other than applicable tax requirements.

There is currently no limitation imposed by the laws of Canada or by our Notice of Articles or Articles on the right of a non-resident to hold or vote our common shares, other than those imposed by the Investment Canada Act and the Competition Act (Canada). These acts will generally not apply except where control of an existing Canadian business or company, which has Canadian assets or revenue over a certain threshold, is acquired and will not apply to trading generally of securities listed on a stock exchange. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.

Shareholders’ Rights Plan

The Company adopted a shareholder rights plan agreement (the “Rights Plan”) on June 27, 2017. The Rights Plan was adopted to ensure, to the extent possible, that all of our shareholders are treated fairly and equally in connection with any take-over bid or other acquisition of control. Generally stated, the Rights Plan is designed to address this purpose by requiring any potential transaction that will result in a person (an “Acquiring Person”) owning, in the aggregate, 20% or more of our outstanding common shares (inclusive of any common shares held by the Acquirer, its associates and affiliates, and any person acting jointly or in concert with any of them (collectively, the “Acquirer Group”)) to be structured as a formal take-over bid that satisfies certain minimum requirements relating primarily to the manner in which the bid must be made, the minimum number of days the bid must remain open, and the minimum number of shares that must be acquired under the bid. Non-compliant transactions may, through the operation of the Rights Plan and the rights issued thereunder, result in the Acquirer Group’s common share position in us being substantially diluted. Consequentially, the Rights Plan incentivizes the Acquirer to structure its proposed transaction in a manner that complies with the minimum requirements prescribed by the Rights Plan, thereby helping fulfill the purpose of the Rights Plan. One right (a “Right”) is issued and attached to each common share. This includes all common shares issued as of the effective date of the Rights Plan and all common shares issued after the effective date of the Rights Plan but prior to the eighth trading day after the earlier of public announcement of a take-over bid (other than a take-over bid that is a permitted bid or a competing permitted bid, as the case may be, under the Rights Plan) or the date upon which a permitted bid or competing permitted bid under the Rights Plan ceases to be such, or such later date as may be determined by our board of directors.

CERTAIN ERISA MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) a “plan” as defined in, and subject to, Section 4975 of the Code or (iii) a “benefit plan investor” within the meaning of Section 3(42) of ERISA. A fiduciary of any such employee benefit plan, plan, or benefit plan investor must determine that the purchase, holding and disposition of an interest in such offered security is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

PLAN OF DISTRIBUTION

We may from time to time offer and sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the NASDAQ Capital Market (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker/dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the securities;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of securities by a broker/dealer as principal and resales of the securities by the broker/dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker/dealer solicits purchasers on a best efforts basis.

No securities covered by this prospectus will be offered or sold in Canada, including through the TSX or any other trading market in Canada, or to or from persons resident in any Province or Territory of Canada or to or from any person acquiring such securities for the benefit of another person resident in any Province or Territory of Canada.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the Registration Statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that we must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement.

In connection with the sale of the securities covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We may agree to indemnify underwriters, broker/dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriters that purchase the securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us LaBarge Weinstein LLP, Ottawa, Ontario. Underwriters, dealers or agents, if any, who we identify in a prospectus supplement may have their own counsel pass upon certain legal matters in connection with the common shares offered under this prospectus.

EXPERTS

The consolidated financial statements of Fennec Pharmaceuticals Inc. as of December 31, 2022 and 2021, and for each of the years then ended, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, have been audited by Haskell & White LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

FENNEC PHARMACEUTICALS INC.

$90,000,000

Common Shares

PROSPECTUS

                                   , 2023

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2023

PROSPECTUS SUPPLEMENT

FENNEC PHARMACEUTICALS INC.

Up to $25,000,000 of Common Shares

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common shares, no par value per share (our “common shares”), having an aggregate offering price of up to $25,000,000 through H.C. Wainwright & Co., LLC (the “sales agent”) as sales agent pursuant to the terms of the at the market offering agreement, dated October 30, 2020, between us and the sales agent. Sales of our common shares, if any, may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market or sales made to or through a market maker other than on an exchange, at market prices prevailing at the time of sale or in negotiated transactions. In the event that any sales are made pursuant to the at the market offering agreement that are not made directly on the Nasdaq Capital Market or on any other existing U.S. trading market for our common shares at market prices at the time of sale, we will file a prospectus supplement describing the terms of such transaction, the amount of shares sold, the price thereof, the applicable compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B of the Securities Act, as applicable, within the time required by Rule 424 of the Securities Act.

Prior to the effective date of the registration statement of which this prospectus supplement forms a part, the offer and sale of our common shares pursuant to the at the market offering agreement was made under a prior registration statement on Form S-3 (File No. 333-249775) and related prospectus supplement, each dated November 10, 2020, which we refer to in this prospectus as the prior prospectus. Upon the effective date of the registration statement of which this prospectus supplement forms a part, the offer and sale of our common shares pursuant to the at the market offering agreement will no longer be made under the prior prospectus, but will instead be offered and sold under this prospectus.

Our common shares are listed on the Nasdaq Capital Market under the symbol “FENC” and on the Toronto Stock Exchange under the symbol “FRX.” On November 6, 2023, the last reported sale price of our common shares on The Nasdaq Capital Market was $7.96 per share.

The sales agent will receive a commission of 3.0% of the gross sales price per common share sold through it as our sales agent under the at the market offering agreement. We have also agreed to reimburse certain expenses of the sales agent in connection with the at the market offering agreement as further described in the Plan of Distribution section of this prospectus supplement. Subject to the terms and conditions of the at the market offering agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf any common shares to be offered by us under the at the market offering agreement. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The offering of common shares pursuant to the at the market offering agreement will terminate upon the earlier of (i) the sale of all of our common shares provided for in this prospectus supplement or (ii) termination of the at the market offering agreement pursuant to its terms by either the sales agent or us.

Investing in our common shares involves a high degree of risk. Before buying any common shares, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those described in our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No common shares distributed under this prospectus supplement will be offered or sold in Canada, including through the TSX or any other trading market in Canada. See “Plan of Distribution” beginning on page S-6 of this prospectus supplement.

H.C. Wainwright & Co.

The date of this prospectus supplement is                             , 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the sale of our common shares registered for sale under a registration statement that we filed with the Securities Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common share offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were effective only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the sales agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our common shares, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our common shares means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “Fennec,” the “Company,” “we,” “us,” “our,” or similar references refer to Fennec Pharmaceuticals Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are only parts of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be accessed electronically by means of the SEC’s home page on the internet (www.sec.gov).

We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports available through our website, free of charge, as soon as reasonably practicable after we file such material with, or furnish it to the SEC. Our website address is www.fennecpharma.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the prospectus supplement and until the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC on March 29, 2023);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 (filed with the SEC on May 12, 2023), June 30, 2023 (filed with the SEC on August 7, 2023), and September 30, 2023 (filed with the SEC on November 9, 2023);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023;

•	our Current Reports on Form 8-K filed with the SEC on June 13, 2023, August 4, 2023, and August 7, 2023; and

•	the description of our common shares set forth in our registration statement on Form 8-A filed with the SEC on September 11, 2017, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Fennec Pharmaceuticals Inc., PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, North Carolina 27709. You may also contact the Corporate Secretary at (919) 636-4530.

S-iii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement or the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements may concern possible or anticipated future results of operations or business developments. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential, regulatory environment, sales and marketing strategies, capital resources, operating performance, or sales of common shares pursuant to this offering. Forward-looking statements include, but are not limited to, statements about:

•	our expectations regarding the use of our existing capital resources and any proceeds we may receive from the sale of common shares offered under this prospectus;
•	our efforts to pursue collaborations with other companies and third parties;
•	our ability to maintain regulatory approval of our sole product, PEDMARK® (known as PEDMARQSITM in the European Union);
•	the benefits of the use of PEDMARK®;
•	our ability to successfully commercialize PEDMARK®;
•	the rate and degree of market acceptance of PEDMARK®;
•	our ability to maintain, or recognize the anticipated benefits of, orphan drug designation for PEDMARK®;
•	our ability to protect our intellectual property;
•	our corporate and development strategies;
•	our expected results of operations;
•	our anticipated levels of expenditures;
•	the nature and scope of potential markets for PEDMARK®; and
•	our ability to attract and retain key employees.

The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and we assume no responsibility to update any forward-looking statements except as required by law. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under the “Risk Factors” section of this prospectus supplement and under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (“2022 Annual Report”), and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q, as such factors may be updated from time to time in our periodic filings with the SEC (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement.

S-iv

SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our common shares. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

Company Overview

We are a corporation existing under the laws of British Columbia. We are a commercial-stage biopharmaceutical company focused on our only product, PEDMARK®. On September 20, 2022, we received approval from the U.S. Food and Drug Administration (“FDA”) for PEDMARK® (sodium thiosulfate injection) to reduce the risk of ototoxicity associated with cisplatin in pediatric patients one month of age and older with localized, non-metastatic solid tumors. This approval makes PEDMARK®  the first and only treatment approved by the FDA in this area of unmet medical need. On October 17, 2022, we announced commercial availability of PEDMARK®  in the U.S. In addition, in January 2023, PEDMARK was included in the National Comprehensive Cancer Network (NCCN) clinical practice guidelines for Adolescent and Young Adult (AYA) Oncology with a category 2A recommendation.

In June 2023, we received European Commission Marketing Authorization for PEDMARQSITM (known as PEDMARK® in the U.S.). Further, the decision included the receipt of a Pediatric Use Marketing Authorization (“PUMA”) in the European Union (“EU”) with up to 10 years of data and market protection. We are currently preparing for an EU launch of PEDMARQSITM in 2024.

In the U.S., we sell PEDMARK® through an experienced field force including Regional Pediatric Oncology Specialists and medical science liaisons who are helping to educate the medical communities and patients about cisplatin induced ototoxicity and our programs supporting patient access to PEDMARK®. Now that we have obtained applicable regulatory approval to sell PEDMARK® in the U. S. and authorization from the European Commission Marketing Authorization for PEDMARQSITM in the EU, we recognize there may still be a need to establish collaborations that provide us with up-front payments, licensing fees, milestone payments, royalties, or other revenue.

During the three and nine months ended September 30, 2023, we incurred a loss from operations of $1.0 million and $11.0 million, respectively. At September 30, 2023, we had an accumulated deficit of $216.6 million and had experienced negative cash flows from operating activities during the nine months ended September 30, 2023 in the amount of $12.3 million.

Our principal executive offices are located at PO BOX 13628, 68 TW Alexander Drive, Research Triangle Park, NC 27709. Our telephone number is (919) 636-4530. Our website is www.fennecpharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

The Offering

Issuer	Fennec Pharmaceuticals Inc.
Securities Offered	Common shares, no par value per share, having aggregate sales proceeds of up to $25,000,000.
Manner of Offering

“At the market offering” that may be made from time to time through our sales agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution.”

Under the terms of the at the market offering agreement, we also may sell shares to the sales agent, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares to the sales agent, acting as principal, we will enter into a separate terms agreement with that sales agent, setting forth the terms of such transaction, and we will describe the terms agreement in a separate prospectus supplement. No shares will be offered or sold in Canada, including through the TSX or any other trading market in Canada.

The proceeds from this offering, if any, will vary depending on the number of shares that we offer and the offering price per share. There is no minimum amount required to be raised by this offering, and we may choose to raise less than the maximum $25,000,000 in gross offering proceeds permitted by this prospectus supplement.

Use of Proceeds

We presently intend to use the net proceeds from any sales of common shares resulting from this offering for the continuation of commercialization efforts of PEDMARK® in the United States, preparation for commercialization of PEDMARK® outside of the United States, and general corporate purposes. See “Use of Proceeds.”

Risk Factors

Before deciding to invest in our common shares, you should read carefully the risks set forth under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, and the risk factors set forth under the heading “Item 1A. Risk Factors” of our 2022 Annual Report, as well as any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein for certain considerations relevant to an investment in our common shares.

Exchange Listings

Our common shares are listed on the Nasdaq Capital Market under the symbol “FENC” and on the Toronto Stock Exchange under the symbol “FRX.” On November 6, 2023, the last reported sale price of our common shares on the Nasdaq Capital Market was $7.96 per share.

Transfer Agent and Registrar	Computershare

RISK FACTORS

Investing in our common shares involves risks. In deciding whether to invest in our common shares, you should carefully consider the following risk factors and the risk factors included in our 2022 Annual Report, as well as any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. The risks and uncertainties described below and in our other filings with the SEC are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common shares and your investment could decline. See “Forward-Looking Statements.”

Risks Related to This Offering

Future sales or issuances of our common shares may dilute the ownership interest of existing shareholders and depress the trading price of our common shares.

We cannot predict the effect, if any, that future sales of our common shares, including sales pursuant to the at the market offering agreement, or the availability of our common shares for future sale, will have on the market price of our common shares. Future sales or issuances of our common shares may dilute the ownership interests of our existing shareholders, including purchasers of common shares in this offering. In addition, future sales or issuances of substantial amounts of our common shares may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our common shares and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our common shares.

The common shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase our common shares in this offering at different times will likely pay different prices. As a result, investors may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of common shares sold, and there is no minimum or maximum sales price required in connection with this offering. Investors may experience a decline in the value of their common shares as a result of sales made at prices lower than the prices they paid.

The actual number of common shares we will issue pursuant to this offering, at any one time or in total, is uncertain.

Subject to certain limitations in the at the market offering agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agent at any time throughout the term of this offering. The number of common shares that are sold by the sales agent will fluctuate based on the market price of our common shares during the offering period and limits we set with the sales agent. Because the price per share of each common share sold will fluctuate based on the market price of our common shares during the offering period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the amount of proceeds that we will receive from this offering.

You will likely experience immediate and substantial dilution in the net tangible book value per share of the common shares you purchase.

Since the price per common share pursuant to this offering is likely higher than the net tangible book value per common share, you will likely suffer substantial dilution in the net tangible book value of the common shares that you purchase in this offering. Based on an assumed offering price of $7.96 per common share, which was the last reported sale price of our common shares on the Nasdaq Capital Market on November 6, 2023, if you purchase common shares in this offering, you will suffer immediate and substantial dilution of approximately $7.51 per common share in the net tangible book value. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will likely incur if you purchase common shares in this offering. In addition, to the extent that outstanding stock options or warrants may be exercised or other common shares issued, you may experience further dilution. Furthermore, to the extent we need to raise additional capital in the future and we issue additional common shares or securities convertible or exchangeable for our common shares, our then-existing shareholders may experience dilution and the new securities may have rights senior to those of our common shares offered in this offering.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our common shares.

We will have broad discretion in determining the specific uses of the net proceeds from the sale of the common shares pursuant to this offering. Our allocations may change in response to a variety of unanticipated events. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for the continuation of commercialization efforts of PEDMARK® in the United States, preparation for commercialization of PEDMARK® outside of the United States, and general corporate purposes. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the common shares.

Therefore, investors in our common shares will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including our ability to commercialize PEDMARK® both inside and outside of the United States. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Pending the application of the net proceeds, we intend to invest the net proceeds in money market accounts and/or investment-grade, interest-bearing securities. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree, and the proceeds may not be invested in a manner that yields a favorable or any return.

DILUTION

If you invest in our common shares, you will likely experience immediate and substantial dilution to the extent of the difference between the public offering price of our common shares in this offering and the as adjusted net tangible book value per share of our common shares immediately after the offering.

Our net tangible book value per common share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares outstanding. The historical net tangible book value of our common shares as of September 30, 2023 was approximately $(10.6) million, or $(0.40) per share, based on 26,632,950 common shares outstanding at September 30, 2023.

After giving effect to our sale in this offering of common shares in the aggregate amount of $25,000,000 at an assumed public offering price of $7.96 per share (the last reported sale price of our common shares on the Nasdaq Capital Market on November 6, 2023), and after deducting the sales agent commissions and our estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023 would have been approximately $13.6 million, or $0.45 per share. This represents an immediate increase in net tangible book value of $0.85 per share to our existing shareholders and an immediate dilution of $7.51 per share to new investors purchasing common shares in this offering at the assumed public offering price. The following table illustrates this dilution on a per common share basis:

Assumed public offering price per common share		$7.96
Net tangible book value per common share as of September 30, 2023	$(0.40)
Increase in net tangible book value per common share attributable to this offering based on assumed offering price	$0.85
As adjusted net tangible book value per common share after this offering based on assumed offering price		$0.45
Dilution per common share to new investors based on assumed offering price		$7.51

The table above assumes for illustrative purposes that an aggregate of 3,140,704 common shares are sold at a price of $7.96 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on November 6, 2023, for aggregate gross proceeds of approximately $25,000,000. The common shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed public offering price of $7.96 per share shown in the table above, assuming all of our common shares in the aggregate amount of $25,000,000 are sold at that price, would increase the dilution in net tangible book value per share to new investors in this offering to $8.47 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per common share in the price at which the shares are sold from the assumed public offering price of $7.96 per share shown in the table above, assuming all of our common shares in the aggregate amount of $25,000,000 are sold at that price, would decrease the dilution in net tangible book value per share to new investors in this offering to $6.49 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The table and discussion above are based on 26,632,950 common shares issued and outstanding on September 30, 2023 and excludes as of that date the following:

•	5,005,452 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $5.94 per share ;
•	150,000 common shares issuable upon the exercise of outstanding warrants having an exercise price of $7.79 per share;
•	259,826 common shares underlying outstanding restricted stock units; and
•	1,397,960 additional common shares reserved for issuance under our stock option plan.

To the extent that any of the outstanding warrants or options are exercised, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into an at the market offering agreement with H.C. Wainwright & Co., LLC, the sales agent, under which we may issue and sell over a period of time, and from time to time, our common shares through the sales agent. This prospectus supplement relates to our ability to issue and sell over a period of time, and from time to time, up to $25,000,000 of our common shares through the sales agent. Prior to the effective date of the registration statement of which this prospectus supplement forms a part, offers and sales of our common shares pursuant to the at the market offering agreement were made under the prior registration statement. Upon the effective date of the registration statement of which this prospectus supplement forms a part, the offer and sale of our common shares pursuant to the at the market offering agreement will no longer be made under the prior prospectus, but will instead be offered and sold under this prospectus.

Sales of the shares to which this prospectus supplement and the accompanying prospectus relate, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market, or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the sales agent. In the event that any sales are made pursuant to the at the market offering agreement which are not made directly on the Nasdaq Capital Market or on any other existing U.S. trading market for our common shares at market prices at the time of sale, we will file a prospectus supplement describing the terms of such transaction, the amount of shares sold, the price thereof, the applicable compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B under the Securities Act, as applicable, within the time required by Rule 424 under the Securities Act.

Upon written instructions from us, the sales agent will offer our common shares, subject to the terms and conditions of the at the market offering agreement, on a daily basis or as otherwise agreed upon by us and the sales agent. We will designate the maximum amount of common shares to be sold through the sales agent on a daily basis. Subject to the terms and conditions of the at the market offering agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the common shares so designated or determined. We may instruct the sales agent not to sell common shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of our common shares being made through the sales agent under the at the market offering agreement upon proper notice to the other party.

For its service as sales agent in connection with the sale of our common shares pursuant to this offering, we will pay the sales agent an aggregate fee of 3.0% of the gross sales price per common shares sold through it acting as our sales agent. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any clearing firm, execution broker, governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse the sales agent for certain of its expenses in an amount not to exceed $50,000, which amount was previously paid to the sales agent, in addition to the reimbursement of up to $2,500 per due diligence update session for the fees of counsel to the sales agent.

The sales agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which common shares are sold by it on our behalf under the at the market offering agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the compensation payable by us to the sales agent and the proceeds to us net of such compensation and expenses for which we are responsible.

Settlement for sales of common shares will occur, unless the parties agree otherwise, on the second business day (or such earlier day as is industry practice for settlement) following the date on which any sales were made in return for payment of the proceeds to us net of compensation and expenses paid by us to the sales agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Unless otherwise required, we will report at least quarterly the number of common shares sold through the sales agent under the at the market offering agreement, the net proceeds to us and the compensation paid by us to the sales agent in connection with the sales of common shares.

In connection with the sale of common shares on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed, under the at the market offering agreement, to provide indemnification and contribution to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

To the extent required by Regulation M, as our sales agent, the sales agent will not engage in any transactions that stabilize our common shares while the offering is ongoing under this prospectus supplement.

The common shares offered pursuant to the at the market offering agreement have not been registered or qualified for distribution in any Province or Territory of Canada. The sales agent will not sell, offer to sell or solicit offers to purchase common shares in Canada, including through the Toronto Stock Exchange or any other trading markets in Canada, or to or from persons resident in any Province or Territory of Canada or to or from any person acquiring such common shares for the benefit of another person resident in any Province or Territory of Canada.

In the ordinary course of their business, the sales agent and/or its affiliates may perform investment banking, broker-dealer, financial advisory or other services for us for which they may receive separate fees.

We estimate that the total expenses from this offering payable by us, excluding compensation payable to the sales agent under the at the market offering agreement, will be approximately $75,000.

The offering of common shares pursuant to the at the market offering agreement will terminate upon the earlier of (i) the sale of all of our common shares provided for in this prospectus supplement or (ii) termination of the at the market offering agreement pursuant to its terms by either the sales agent or us.

LEGAL MATTERS

The validity of the common shares being offered by this prospectus supplement will be passed on for us by LaBarge Weinstein LLP, Ottawa, Ontario. The sales agent is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Fennec Pharmaceuticals Inc. as of December 31, 2022 and 2021, and for each of the years then ended, appearing in our 2022 Annual Report have been audited by Haskell & White LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

FENNEC PHARMACEUTICALS INC.

Up to $25,000,000 of Common Shares

PROSPECTUS SUPPLEMENT

                                   , 2023

H.C. Wainwright & Co.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a reasonably itemized statement of all fees and expenses incurred or expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, if any. All but the SEC registration fee are estimates and remain subject to future contingencies.

SEC registration fee		$10,353.70
FINRA filing fee		*	(1)
Printing expenses		*	(1)
Accounting fees and expenses		*	(1)
Legal fees and expenses		*	(1)
Transfer agent fees and expenses		*	(1)
Miscellaneous		*	(1)
Total	$	*	(1)

(1)            These fees are calculated based on, among other factors, the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the other corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity.

An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

Notwithstanding any of the foregoing, a corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

Articles

Our Articles provide that, subject to the Business Corporations Act (British Columbia), the Company must indemnify an eligible party and their respective heirs and personal or other legal representatives against all eligible penalties to which such eligible party is or may be liable. The Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on this term. The Articles also provide that the Company may indemnify any person, subject to any restrictions in the Business Corporations Act (British Columbia).

Our Articles defines the following terms: (1) an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an “eligible proceeding”; (2) an “eligible party” means a director, former director or alternate director of the Company; (3) an “eligible proceeding” means a legal proceeding or investigative action (whether current, threatened, pending or completed), in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and (4) “expenses” has the meaning set out in the Business Corporations Act (British Columbia).

Our Articles provide that the Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who is or was a director, alternative director, officer, employee or agent, or held or holds such position or a position equivalent to the foregoing (each, an “insured party”) with respect to (i) the Company; (ii) a corporation at a time when the corporation was an affiliate of the Company; (iii) at the request of the Company, served in such capacity with respect to a corporation, partnership, trust, joint venture or other unincorporated entity, against any liability that may be incurred by him or her acting in such capacity.

We maintain liability insurance policies regarding our directors and officers against certain liabilities that they may incur in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Reference is made to the information contained in the Exhibit Index that precedes the signature page of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 under the Securities Act.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit No.	Description	Location
1.1	At The Market Offering Agreement, dated August 6, 2020, between Fennec Pharmaceuticals Inc. and H.C. Wainwright & Co., LLC	Exhibit 1.1 to the Form 8-K of the Company filed October 30, 2020

4.1	Notice of Articles dated August 25, 2011	Exhibit 3.2(i) to the Form 8-K of the Company filed August 26, 2011

4.2	Articles dated August 25, 2011	Exhibit 3.2(ii) to the Form 8-K of the Company filed August 26, 2011

4.3	Notice of Alteration dated September 3, 2014	Exhibit 3.1 to the Form 8-K of the Company filed September 9, 2014

4.4	Shareholder Rights Plan Agreement dated June 27, 2017 between Fennec Pharmaceuticals Inc. and Computershare Trust Company of Canada	Schedule B to the Management Proxy Circular of the Company filed May 24, 2017

5.1	Opinion of LaBarge Weinstein LLP	Filed herewith

5.2	Opinion of LaBarge Weinstein LLP	Filed herewith

23.1	Consent of Haskell & White LLP	Filed herewith

23.2	Consent of LaBarge Weinstein LLP	Contained in Exhibit 5.1 to this Registration Statement

23.3	Consent of LaBarge Weinstein LLP	Contained in Exhibit 5.2 to this Registration Statement

24.1	Power of Attorney	Contained on the signature pages of this Registration Statement

107	Calculation of Filing Fee Table	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Durham, State of North Carolina, on November 9, 2023.

Fennec Pharmaceuticals Inc.

By:	/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer, Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rostislav Raykov and Robert Andrade, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Capacity	Date

/s/ Rostislav Raykov	Chief Executive Officer, Director	November 9, 2023
Rostislav Raykov	(Principal Executive Officer)

/s/ Robert Andrade	Chief Financial Officer	November 9, 2023
Robert Andrade	(Principal Financial and Accounting Officer)

/s/ Chris A. Rallis	Director	November 9, 2023
Chris A. Rallis

/s/ Marco Brughera	Director	November 9, 2023
Marco Brughera

/s/ Khalid Islam	Director	November 9, 2023
Khalid Islam

/s/ Jodi Cook	Director	November 9, 2023
Jodi Cook